Precious Investments, Inc.

170 Traders Blvd. East

Mississauga, ON L4Z 1W7

905-501-7277

LETTER OF INTENT

February 20, 2018

Recommerce Group, Inc. 2110 Fifth Avenue

Ronkonk:oma, NY 11779

[Secured Lender] [Address] [Address]

Re:
Re: Stock Purchase by Precious Investments, Inc. of Recommerce Group, Inc. and Related Transactions

Dear Sir,

The following Letter of Intent sets forth the terms upon which (i) Precious Investments, Inc., located at 170 Traders Blvd. East, Mississauga, ON L4Z 1W7, a Nevada corporation ("Precious"), will acquire (the "Acquisition") 100% of the issued and outstanding shares, and assumption of debts, of Recommerce Systems, Inc., located at 2110 Fifth Avenue, Ronkonkoma, NY, a Delaware corporation ("Recommerce" or the "Company"), and (ii) [Secured Lender] ("Lender") will (a) make a loan to Precious, the proceeds of which will be loaned by Precious to Recommerce prior to the Acquisition, and (b)   make an equity investment in Precious upon the closing of the Acquisition (collectively, the "Contemplated Transactions").

1.	Recommerce Acquisition and use of Proceeds. As soon as practicable after the date hereof, Precious, Recommerce, the shareholders of Recommerce and certain holders of Recommerce indebtedness (the "Recommerce Debt") shall enter into a definitive merger agreement (the "Acquisition Agreement") pursuant to which Precious will acquire all of the issued and outstanding capital stock, and assume the debts, of Recommerce, in exchange for the issuance to the Recommerce shareholders and the holders of the Recommerce Debt of a new class of preferred stock (the the "Series D Preferred Stock") of Precious, that upon conversion, will convert into an aggregate of 129,078,225 shares of the common stock ("Common Stock") of Precious. The Series D Preferred Stock will contain substantially the same conversion terms as Precious' s currently outstanding Series C Preferred Stock (the "Series C Preferred Stock"); provided that such shares Series D Preferred Stock will not be convertible into Common Stock until such time as the shares of Common Stock are listed on a National Securities Exchange (i.e., the NYSE, NYSE American, or The Nasdaq Stock Market). The parties agree that the initial loan amount of$1,034,000 shall be allocated as per the Use of Proceeds annexed hereto as Exhibit A

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2.	Secured Lender Bridge Loan to Precious and Equity Investment. Promptly following the execution of this Letter of Intent, the Secured Lender will make a secured bridge loan to Precious in the amount of approximately $1,034,000 (the "Initial Precious Loan"), which will be secured by all assets of Precious, including its security interest and rights under the Recommerce Loan as provided in paragraph 3 below. The Initial Precious Loan will also be guaranteed on a limited basis by James W. Zimbler ("Zimbler"), who will pledge 1,000,000 shares of Series C Preferred Stock to the Secured Lender to secure his obligations under such guaranty, which shares shall serve as the sole recourse of the Secured Lender against Zimbler under the guaranty. The Initial Precious Loan will be evidenced by secured convertible notes between Precious and the Secured party and Precious and Recommerce, in the form of Exhibit B, and in accordance with the terms thereof shall automatically convert into shares of Preferred Stock upon the closing of the Acquisition, that upon the completion funding of approximately $2,000,000 (the "Total Precious Loan") be convertible into a number of Series D Preferred Stock which shall be convertible into 64,539,113 shares of Common Stock. The Precious Loan will be repayable on March 8, 2018, with interest at the rate of I0% per annum, if the Acquisition has not been consummated by such date due to the failure of funding. The proceeds of the Total Precious Loan will be used by Precious to make a loan to Recommerce under paragraph 3 below.
3.	Recommerce Loan. Precious will advance the proceeds of the Precious Loan to Recommerce as a loan (the "Recommerce Loan") secured by all of the assets of Recommerce pursuant to a secured note substantially in the form of Exhibit B. Precious will assign the Recommerce Loan and all of its rights with respect thereto to the Secured Lender to secure Precious's obligations under the Precious Loan. The proceeds of the Recommerce Loan will be deposited into a segregated account ofRecommerce, with respect to which the Secured Lender or its designee shall have sole signing/transfer authority until the Precious Loan shall have been paid in full. Secured Lender shall permit the release of funds from such account to fund the needs ofRecommerce consistent with Schedule 3 hereto .

4.	Omitted.

5.	Board of Directors. Upon the consummation of the Acquisition, the Board of Directors of Precious shall consist of Zimbler, Ron Shapss and up to three designees of the Secured Lender. The Secured Lender shall also have the right to approve a majority of the members of all Board Committees of Precious. The Secured Lender will retain these governance rights until the shares of Common Stock are listed on a National Securities Exchange

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6.	Noncompetition Agreements. At the closing of the transaction, Darren Krantz shall agree, for a period of five years, to refrain from directly or indirectly engaging in, participating in, investing in, providing services to or otherwise dealing with any business that competes directly or indirectly with, or is similar to, the business conducted by Precious or Recommerce (a "Non-Competition Agreement"), and upon the closing of the Acquisition, all other officers and principal shareholders of Recommerce shall enter into a Non-Competition Agreement.
7.	Additional Issuance of Capital Stock. The consent of the Secured Lender shall be required for any issuance by Precious of securities in the 24 months following the funding of the Precious Loan, subject to customary exceptions.

8.	Definitive Agreements. The parties hereto will negotiate in good faith and use their best efforts to execute definitive agreements to effect the Acquisition (the "Definitive Agreements"), which will contain terms consistent with the terms of this Letter of Intent, as well as customary covenants, representations and warranties, closing conditions, provisions for indemnification and other customary terms.
9.	Conditions to Close. The obligations of the parties to consummate the Contemplated Transactions will be subject to the fulfillment of the following conditions, any of which may be waived by Precious, Recommerce, or Secured Lender, as applicable:
(i)	Execution of definitive agreements satisfactory to the parties and their legal counsel;
(ii)	Approval of the Definitive Agreements and the Contemplated Transactions by the Boards of Directors of Recommerce and Precious, and by the shareholders of Recommerce;

(iii)	satisfactory completion of due diligence by each of Precious and Recommerce;

(iv)	Precious shall be current in its reporting obligations under Section 13 of the Securities Exchange Act or 1934, as amended; and
(v)	All necessary consents or approvals from third parties required to be obtained in connection with the Contemplated Transactions shall have been obtained.

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10.	Due Diligence. During the period between this date and the closing of the Acquisition, each of Precious and Recommerce, will cause its officers and counsel to provide to the other, the Secured Lender and their respective attorneys and representatives with reasonable access to the books, records, facilities and personnel of such party so that each party may conduct an appropriate investigation of the other party's accounts, business and affairs. If the due diligence examination of by any party is unsatisfactory, such party shall notify the other parties and this Letter of Intent shall terminate without any further obligation of any party, other than the repayment of the Precious Loan and Recommerce Loan, and as set forth in paragraph 19 below.

11.	Closing. The parties will use their best efforts to complete all due diligence, and to close the Acquisition on or about March 4, 2018, unless extended by Recommerce and Precious, in writing.
12.	Name Change. Subsequent to the closing of the Acquisition, Precious may change the name of the Company to Recommerce Technologies, Inc., or some other form of the name.
13.	Non-Circumvention and Exclusivity. Commencing from the date of this Letter of Intent and continuing until sixty days following the expiration or termination of this Letter oflntent, neither Recommerce nor any ofits directors, stockholders, officers, agents, employees or representatives will, directly or indirectly, (i) solicit, initiate or encourage any new inquiries or discussions or proposals for, (ii) continue, propose or enter into negotiations or discussions with respect to, or (iii) enter into any agreement or understanding providing for, any transactions involving the subject matter hereof (or any transactions similar thereto) without the prior written consent of Precious.
14.	Costs. Each party shall each bear its own costs associated with the Contemplated Transactions; provided, however, that (i) upon closing of the Precious Loan, Precious shall reimburse the Secured Lender and its affiliates and advisors for all of its fees and expenses (including attorney's fees) incurred in connection with the negotiation and delivery of this Letter of Intent and the documents entered into in connection with the Precious Loan, and (ii) upon closing of the Acquisition, Precious shall reimburse the Secured Lender and its affiliates and advisors for all of its fees and expenses (including attorney's fees) incurred in connection with the negotiation and delivery of the Definitive Agreements and the closing of the Acquisition.

15.	Public Announcements. Before the closing, neither Precious or Recommerce, without written consent by both parties, shall make any public release of information regarding the matters contemplated herein except (i) that Precious and Recommerce may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, members, and other particular groups, as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this letter; and (ii) as required by law.

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16.	Confidentiality. Precious and Recommerce each agrees that (except as may be required by law) it will not disclose or use and it will cause its officers, directors, employees, representatives, agents, and advisors not to disclose or use, any Confidential Information (as hereinafter defined) with respect to the other party furnished, or to be furnished, to it in connection herewith at any time or in any manner and will not use such information other than in connection with its evaluation of the Agreement. For the purposes of this paragraph 16, "Confidential Information" means any information identified as such in writing by the disclosing party. If the Agreement is not consummated, the receiving party will promptly return all documents, contracts, records, or properties to the disclosing party. The provisions of this paragraph 16 shall survive the termination of this Letter of Intent.

17.	Independent Representation. Precious and Recommerce each acknowledges and agrees that it has received or will receive and has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Letter oflntent and will seek its own independent legal counsel with regard to the proposed transaction and the Definitive Agreements.

18.	Conduct of the Business. Until the closing of the Acquisition, Precious and Recommerce shall:
(i)	conduct its business in the normal, useful and regular manner; and
(ii)	use its best efforts to preserve the business and the goodwill of the customers and suppliers of the business and others having relations with Seller.
19.	Expiration of Letter of Intent. If the Definitive Agreements are not entered into by March 31, 2018, or either party notifies the other party that it has decided not to proceed with the Contemplated Transaction prior to the execution of the Definitive Agreements pursuant to paragraph 10 above, this Letter oflntent and obligations of the parties hereunder shall immediately terminate, provided that paragraphs 13, 14, 15 and 16 herein shall survive any termination of this Letter of Intent.
20.	Entire Agreement; Amendments. This Agreement represents the entire understanding of the parties and supersedes and cancels any and all prior negotiations, undertakings and agreements between the parties, whether written or oral, with respect to the subject matter of the Agreement. This Agreement may be amended, modified, waived or terminated only by a written instrument signed by both parties to this Agreement.

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This Letter of Intent will terminate unless countersigned below and received by Precious no later than February 20, 2018 at 5:00 P.M. Eastern Standard Time.

Dated as of the date first indicated above.

Very truly yours,

Precious Investments, Inc.

/s/ James W. Zimbler

By: James W. Zimbler,

President

Accepted and Agreed:

Recommerce Group, Inc.

/s/ Darren Krantz

By: Darren Krantz

President

Acknowledged:

[Secured Lender]

________________

By:

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